Exhibit 99.1

ANI Announces Appointment of Stephen P. Carey as Vice President and Chief Financial Officer

BAUDETTE, Minnesota (April 27, 2016) - ANI Pharmaceuticals, Inc. (“ANI”) (Nasdaq: ANIP) today announced the appointment of Stephen P. Carey to the position of Vice President and Chief Financial Officer, effective May 6, 2016.

Stephen P. Carey is an accomplished financial executive with over 20 years of experience, 15 of which are in the pharmaceutical industry. Steve has held various financial and accounting positions with Schering Plough Corporation and most recently, Par Pharmaceutical Companies, Inc., where he was the Senior Vice President, Controller and Principal Accounting Officer. Steve began his career at PricewaterhouseCoopers.

Arthur S. Przybyl, President and Chief Executive Officer, said, "ANI's Board of Directors and I are excited to introduce Steve as our new CFO. Steve's knowledge and career experience in the generic pharmaceutical business will serve to help ANI to continue to grow and create value for our shareholders. We look forward to introducing Steve to all our constituents in the near future."

Steve replaces our current CFO, Charlotte C. Arnold, who has been with ANI in that capacity since 2009. Ms. Arnold will remain as a consultant to the Company through March 2017.

Mr. Przybyl noted, "When I joined ANI in 2009, Charlotte was the first executive I hired. Throughout her tenure she has been a valuable member of the senior management team and played a key role in the Company's turnaround in 2009 and 2010. She was instrumental in ANI becoming a public company in 2013 and in subsequently helping ANI raise over $200 million in capital. She helped transform ANI from a private to a public company and has built an outstanding finance and accounting organization to support our rapid organic growth and business development activities. She has been an important contributor to the success ANI enjoys today and the Board of Directors joins me in offering our sincere thanks to Charlotte for her efforts."

Ms. Arnold stated, "It has been my privilege to work with Art and the outstanding management team he has assembled at ANI. These last seven years have been, without a doubt, the most rewarding of my professional career and I am looking forward to witnessing ANI's continued growth and success in the years to come."

About ANI

ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company’s future operations, products financial position, operating results and prospects , the Company’s pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations

IR@anipharmaceuticals.com